S&W Announces Fiscal 2023 Financial Results

LONGMONT, Colorado – September 27, 2023 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the fiscal year ended June 30, 2023.

Financial Highlights

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Revenue for fiscal 2023 was $73.5 million, a 3.0% increase compared to fiscal 2022. Double TeamTM sorghum revenue was $6.5 million in fiscal 2023, compared to $2.4 million in fiscal 2022.
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GAAP gross profit margin for fiscal 2023 was 19.8%, a strong improvement from 8.9% in fiscal 2022, reflective of the Company's execution on its gross margin expansion initiatives, including the revenue growth in its high margin Double Team sorghum solutions.
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Operating expenses decreased by $6.7 million for fiscal 2023 to $32.5 million compared to $39.2 million for fiscal 2022, as the Company worked to align its cost structure to support its key centers of value.
•
GAAP net income was $14.4 million, or $0.34 per basic and diluted share, for fiscal 2023 compared to a GAAP net loss of $(36.4) million, or $(0.93) per basic and diluted share, for fiscal 2022. The Company experienced a gain on the sale of a business interest of $38.2 million related to the establishment of a partnership with Equilon Enterprises LLC (dba Shell Oil Products US, or Shell).
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Adjusted EBITDA (see Table B) improved by $14.3 million to $(9.3) million for fiscal 2023 compared to $(23.6) million for fiscal 2022, primarily driven by gross margin expansion and cost structure alignment in addition to the recognition of the U.S. Federal Employee Retention Credit.

Recent Highlights

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In February 2023, S&W entered into a partnership with Shell to develop and produce sustainable biofuel feedstocks. Refer to the Shell Partnership section below for further information.
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In May 2023, S&W announced that its Board of Directors, or Board, is evaluating potential avenues to unlock what the Company sees as unrecognized value in its international operations, which are headquartered within the Company's Australian subsidiary.
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In July 2023, seed industry veteran Mark Herrmann was appointed as Chief Executive Officer, or CEO, following the planned retirement of its previous CEO, Mark Wong, who remains on the Board.

Management Discussion

“S&W successfully executed on a number of strategic initiatives in fiscal 2023 to unlock value and position the Company for success going forward, including the successful launch of the Company’s high value Double Team sorghum solutions, gross margin expansion, operating expense optimization and the establishment of a biofuels partnership with Shell,” commented S&W’s recently appointed CEO, Mark Herrmann. “The result was a $14.3 million improvement in Adjusted EBITDA and an improved balance sheet that we believe will help us to execute on our strategic plans going forward.”

“Since taking over as CEO in July, we have moved quickly to define our business strategies to optimize results centered around best-in-class operational effectiveness of our broader sorghum technology program and forage operations. Grower adoption of our Double Team grain sorghum solution continues to rapidly accelerate since we launched the product in fiscal 2022, having captured an estimated 6% of the total U.S. grain sorghum acres during fiscal 2023, and expectations of an estimated 10% acre share in fiscal 2024. With the continued expansion of Double Team planned for forage sorghum products in addition to grain sorghum in fiscal 2024, and a growing sorghum technology pipeline that includes stackable traits for prussic acid-free and insect tolerance in the years to come, I believe S&W is in a highly unique position to potentially be the leading technology provider in this important global crop,” Herrmann expanded.

“Further, we have implemented a new series of operational initiatives to drive the business towards profitability in the near-term. This includes improved life cycle management to reduce obsolescence costs, as well as having a positive impact on working capital management; the rationalization of certain low margin forage product lines and seed treatments; suspension of our stevia development program; and a seed manufacturing cost reduction plan to improve operational efficiencies and align with best-in-class standards. Every organizational decision we make is expected to be data driven to ensure it will have a positive impact on our customers and shareholders going forward,” Herrmann concluded.

Shell Partnership

On February 7, 2023, S&W announced the execution of an agreement to establish a partnership with Shell for the purpose of developing novel plant genetics for oilseed cover crops as feedstocks for biofuel production. The partnership company, named Vision Bioenergy Oilseeds LLC, or Vision Bioenergy, is 66% owned by Shell and 34% owned by S&W. The partnership intends to develop Camelina (“Camelina sativa”) and other oilseed species from which oil and meal can be extracted for future processing into animal feed, biofuels, and other bioproducts. The partnership expects to carry out initial grain production in late calendar year 2023.

S&W contributed its expertise in seed research, technology, production, and processing to the partnership, including its seed processing and research facilities in Nampa, Idaho, and certain key personnel.

At closing, Shell paid $7.0 million to S&W and also paid $6.9 million to retire in full the principal, accrued interest and related settlement costs of the promissory note with Rooster Capital, LLC, which was secured by a priority security interest in the property, plant and fixtures located at the Nampa facilities. In February 2024, Shell will be required to pay an additional $6.0 million to S&W, subject to adjustment in certain circumstances. Shell also contributed $13.2 million to Vision Bioenergy, and is required to make an additional $12.0 million cash contribution to the partnership in February 2024. These capital contributions are expected to fund Vision Bioenergy's operations for a few years. S&W also received a one-time purchase option, exercisable at any time on or before the fifth anniversary of the closing of the partnership transaction to purchase an additional 6% membership interest from Shell for a purchase price ranging between $7.1 million and $12.0 million. Upon the achievement of certain specified milestones, S&W is eligible to receive up to an additional aggregate 10% interest in Vision Bioenergy from Shell.

International Operations Update

In May 2023, S&W announced that its Board is evaluating potential avenues to unlock what the Company sees as unrecognized value in its international operations, which are headquartered within the Company's Australian subsidiary. S&W has retained Bell Potter Securities Limited as its financial advisor and to assist the Board in its evaluation. As part of the process, the Board expects to review a full range of potential alternatives, which may include an IPO/Australian public listing of S&W International, or a merger, reverse merger or other business combination or strategic transaction involving the Company's international operations – any of which would be expected to help improve strategic focus, enhance financial transparency, and better enable stakeholders to value separate components of the Company's businesses independently.

The Company cautions that there can be no assurance the Board's evaluation will result in a completed transaction, or any assurance as to its outcome or timing. S&W expects that the Board's evaluation will be completed in the second half of the 2023 calendar year. It does not intend to disclose any developments related to the process unless and until S&W executes a definitive agreement for a particular transaction, or the Board otherwise determines that further disclosure is appropriate or required.

Management Transition

Effective July 1, 2023, seed industry veteran Mark Herrmann was appointed as CEO following the planned retirement of its previous CEO, Mark Wong. Wong continues to serve as a member of S&W's Board. Herrmann has more than 35 years of experience in the seed industry, including as the CEO of AgReliant Genetics LLC, the 3rd largest North American Seed Corn company and leader in Soybeans and other supporting crops, headquartered in Westfield, Indiana from January 2016 to July 2020. From 1999 to 2016, Herrmann held various positions at Monsanto Company and its subsidiaries, including as Vice President North America Vegetable Seed, Vice President US Technology Development and Licensing, President of Corn States LLC, Director Eastern US, and Director Monsanto US Seed and Trait Business. Herrmann joined the Monsanto Company through the acquisition of DEKALB Genetics Corporation in 1998, where he began his career in the seed business in 1984 with leadership roles in sales, sales management, marketing and product management.

Financial Results

Total revenue for fiscal 2023 was $73.5 million, compared to total revenue for fiscal 2022 of $71.4 million. The $2.1 million increase in revenue was primarily due to a $4.0 million increase in Double Team sorghum sales in the U.S. domestic market, a $4.0 million increase in non-dormant alfalfa sales in the Middle East/North Africa, or MENA, region as a tightening in the global supply of non-dormant alfalfa drove up market prices, and a $3.8 million increase in non-dormant alfalfa and grain sorghum sales in Latin America, or LATAM, which also benefited from the tightening in the global supply of non-dormant alfalfa as well as having an increase in grain sorghum acres being planted due to cropping rotations, partially offset by a $4.3 million decrease in Australian domestic pasture sales due to flooding in key planting regions that lowered sales in the first half of fiscal 2023, a $3.0 million decrease in revenue in the Asia region due to logistical delays in international shipping and COVID-related impacts in China during the prior year that affected distributor demand, a $1.7 million decrease in U.S. domestic alfalfa revenue due to a decline in demand, and a $1.0 million decrease in non-Double Team sorghum revenue.

GAAP gross margins for fiscal 2023 were 19.8%, compared to GAAP gross margins of 8.9% in fiscal 2022. The improvement in GAAP gross margins was primarily driven by the increased sales of the Company’s higher margin Double Team sorghum solution in North America in addition to improved (reduced) non-cash inventory write-downs due to better inventory life-cycle management. Inventory write-downs during fiscal 2023 were $2.8 million compared to $6.4 million in fiscal 2022, when we experienced a higher level of certain inventory lots that had deteriorated in quality and germination rates.

GAAP operating expenses for fiscal 2023 were $32.5 million, compared to $39.2 million in fiscal 2022. The $6.7 million decrease in operating expenses for fiscal 2023 was attributed to a $2.5 million decrease in research and development expenses, a $2.0 million decrease in selling, general and administrative expenses, largely from a decrease in payroll and other employee compensation related expenses as a result of management's cost reduction efforts, a $1.5 million decrease from a goodwill impairment charge recognized in fiscal 2022, and a $0.7 million decrease in depreciation and amortization. The overall decrease is a result of the Company's focus on aligning its cost structure to support its key centers of value.

Adjusted operating expenses (see Table A1) for fiscal 2023 were $26.4 million, compared to $32.0 million in fiscal 2022. The $5.6 million decrease in adjusted operating expenses for fiscal 2023 was attributed to a $2.5 million decrease in research and development expenses, a $2.0 million decrease in selling, general and administrative expenses, largely from a decrease in payroll and other employee compensation related expenses as a result of management's cost reduction efforts, and a $1.1 million decrease from non-recurring transaction costs.

GAAP net income for fiscal 2023 was $14.4 million, or $0.34 per basic and diluted share, compared to GAAP net loss of $(36.4) million, or $(0.93) per basic and diluted share, for fiscal 2022.

Adjusted net loss (see Table A2) for fiscal 2023 was $(18.5) million, or $(0.43) per basic and diluted share, excluding interest expense - amortization of debt discount, other finance expenses, non-recurring transaction costs, dividends accrued for participating securities and accretion, gain on sale of business interest, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss for fiscal 2022, excluding goodwill impairment charges, interest expense - amortization of debt discount, the change in contingent consideration obligation, non-recurring transaction costs, and dividends accrued for participating securities and accretion was $(34.7) million, or $(0.89) per basic and diluted share.

Adjusted EBITDA (see Table B) for fiscal 2023 was $(9.3) million, compared to adjusted EBITDA of $(23.6) million for fiscal 2022.

Fiscal 2024 Guidance

S&W expects fiscal 2024 revenue to be within a range of $76 to $82 million, representing an expected increase of 3% to 12% compared to fiscal 2023 revenue of $73.5 million. Revenue from the Company’s Double Team sorghum solutions is expected to be $11.5 to $14.0 million, representing an increase of 77% to 115% compared to fiscal 2023. Adjusted EBITDA is expected to be in the range of $(7.5) million to $(4.0) million for fiscal 2024, compared to adjusted EBITDA of $(9.3) million in fiscal 2023.

As the partnership with Shell is accounted for as an equity method investment, it is not expected to have a material impact on S&W’s full-year financial results for fiscal 2024.

Conference Call

S&W Seed Company has scheduled a conference call for Wednesday, September 27, 2023, at 11:00am ET (8:00am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #1861963. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2024 to net income (loss) because the reconciling line items that impact net income (loss), including interest expense, non-cash stock-based compensation, and foreign currency (gain) loss, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2024 will have a significant impact on net income (loss). Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to depreciation and amortization, non-cash stock-based compensation, other finance expenses, and non-recurring transaction costs. Other finance expenses represents the costs incurred when S&W was pursuing other lenders (prior to continuing with CIBC Bank USA), which were written off in March 2023. These amounts are unrelated to our core performance. We exclude non-recurring transaction costs from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Gain on disposal of intangible assets. The gain is the result of our transfer of certain intellectual property rights under a license agreement to Trigall Australia as part of our equity investment in the partnership. This is a unique item unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Goodwill Impairment. The goodwill impairment charge relates to the full impairment of our goodwill and was a result of a decline in the market valuation of our common shares during the fourth quarter of 2022. This amount was a non-cash charge and is unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation. The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics. These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Foreign currency loss. The foreign currency loss represents fluctuations from changes in exchange rates that are uncertain or out of our control and cannot be reasonably predicted. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of business interest. The gain on the sale of business interest relates to the gain S&W recognized from the Vision Bioenergy transaction, for which we have a 34% membership interest. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of equity investment. The gain on the sale of equity investment represents the stock sale from our Bioceres investment. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the year ended June 30, 2023, as it has significant influence in the Company. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. We define adjusted operating expenses as GAAP operating expenses, adjusted to exclude depreciation and amortization, loss on disposal of property, plant and equipment, and one-time expenses related to our two partnership transactions. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. We define adjusted net loss as net loss attributable to S&W Seed Company less interest expense – amortization of debt discount, other finance expenses, non-recurring transaction costs, change in contingent consideration obligation, dividends accrued for participating securities and accretion, gain on sale of business interest and equity in loss of equity method investee (Vision Bioenergy), net of tax. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define adjusted EBITDA as GAAP net loss, adjusted to exclude interest expense, net, interest expense – amortization of debt discount, other finance expenses, provision for (benefit from) income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, gain on disposal of intangible assets, gain on sale of business interest, gain on sale of equity investment, equity in loss of equity method investee (Vision Bioenergy), net of tax, change in contingent consideration obligation, and dividends accrued for participating securities and accretion. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in pasture and sunflower seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2024; the expected timing of initial grain production by the partnership; the anticipated impact of the partnership on our business and future prospects, including our financial outlook going forward; the ability of Shell’s cash contributions to the partnership company to fund the partnership’s operations for a few years; our plans for the advancement of our business strategy; our expected increases in sorghum acre share in fiscal 2024; our success in developing stackable traits for prussic acid-free and insect tolerance in our sorghum products and in becoming a leading technology provider in sorghum; the success of our operational initiatives to drive the business towards profitability; and the outcome and timing of our evaluation of potential avenues to unlock what we see as unrecognized value in our international operations. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for the partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, and the ongoing military conflict between Russia and Ukraine and related sanctions, on our business and operations as well as those of the partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of the partnership, our customers, distributors and suppliers; sufficiency of the partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; our potential transactions under negotiation may not result in consummated transactions; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team™, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team™ sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our efforts to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance for fiscal 2024; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30.		June 30,
	2023	2022	2023	2022
Revenue	$23,055,316	$20,004,331	$73,521,291	$71,354,298
Cost of revenue	20,201,509	21,141,616	58,983,210	64,999,136
Gross profit	2,853,807	(1,137,285)	14,538,081	6,355,162
Operating expenses
Selling, general and administrative expenses	5,141,568	6,209,945	22,430,687	24,470,730
Research and development expenses	1,010,881	1,700,470	5,237,772	7,710,642
Depreciation and amortization	1,071,265	1,375,767	4,768,809	5,460,321
Disposal of property, plant and equipment loss (gain)	11,422	(45,045)	44,335	(31,088)
Goodwill impairment charges	—	1,548,324	—	1,548,324
Total operating expenses	7,235,136	10,789,461	32,481,603	39,158,929
Loss from operations	(4,381,329)	(11,926,746)	(17,943,522)	(32,803,767)
Other (income) expense
Foreign currency loss	160,267	209,950	859,696	777,913
Government grant income	—	—	(1,444,044)	—
Gain on disposal of intangible assets	—	—	(1,796,252)	—
Gain on sale of business interest	156,404	—	(38,167,102)	—
Gain on sale of equity investment	—	—	(32,030)	(68,967)
Change in contingent consideration obligation	—	—	—	(714,429)
Interest expense - amortization of debt discount	416,341	238,306	1,975,938	898,497
Interest expense - convertible debt and other	1,141,528	598,183	4,184,067	2,333,575
Other (income) expense	(45,528)	(107,527)	1,552,154	(121,273)
Income (loss) before income taxes	(6,210,341)	(12,865,658)	14,924,051	(35,909,083)
Provision for (benefit from) income taxes	120,438	(1,213)	(763,639)	413,423
Income (loss) before equity in net earnings of affiliates	(6,330,779)	(12,864,445)	15,687,690	(36,322,506)
Equity in loss of equity method investees, net of tax	841,637	—	1,252,330	—
Net income (loss)	(7,172,416)	(12,864,445)	14,435,360	(36,322,506)
(Loss) income attributable to noncontrolling interests	41,924	30,905	25,282	72,844
Net income (loss) attributable to S&W Seed Company	$(7,214,340)	$(12,895,350)	$14,410,078	$(36,395,350)

Calculation of net income (loss) per share:
Net income (loss) attributable to S&W Seed Company	$(7,214,340)	$(12,895,350)	$14,410,078	$(36,395,350)
Dividends accrued for participating securities and accretion	(120,070)	(113,103)	(469,329)	(166,298)
Net income (loss) attributable to common shareholders	$(7,334,410)	$(13,008,453)	$13,940,749	$(36,561,648)

Net income (loss) attributable to S&W Seed Company per common share:
Basic	$(0.17)	$(0.31)	$0.34	$(0.93)
Diluted	$(0.17)	$(0.31)	$0.34	$(0.93)
Weighted average number of common shares outstanding:
Basic	42,968,218	41,821,784	42,752,759	39,133,681
Diluted	43,121,498	41,821,784	42,935,551	39,133,681

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Operating expenses	$7,235,136	$10,789,461	$32,481,603	$39,158,929
Less:
Depreciation and amortization	(1,071,265)	(1,375,767)	(4,768,809)	(5,460,321)
Non-recurring transaction costs	(274,434)	(138,489)	(1,240,274)	(138,489)
Goodwill impairment	—	(1,548,324)	—	(1,548,324)
Loss (gain) on disposal of property, plant and equipment	(11,422)	45,045	(44,335)	31,088

Non-GAAP adjusted operating expenses	$5,878,015	$7,771,926	$26,428,185	$32,042,883

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to S&W Seed Company	$(7,214,340)	$(12,895,350)	$14,410,078	$(36,395,350)

Goodwill impairment charges	—	1,548,324	—	1,548,324

Interest expense - amortization of debt discount	416,341	238,306	1,975,938	898,497

Other finance expenses	—	—	1,458,168	—

Non-recurring transaction costs	274,434	138,489	1,240,274	138,489

Change in contingent consideration obligation	—	—	—	(714,429)

Dividends accrued for participating securities and accretion	(120,070)	(113,103)	(469,329)	(166,298)

Gain on sale of business interest	156,404	—	(38,167,102)	—

Equity in loss of equity method investee (Vision Bioenergy), net of tax	765,808	—	1,089,346	—

Non-GAAP adjusted net income (loss)	$(5,721,423)	$(11,083,334)	$(18,462,627)	$(34,690,767)

Non-GAAP adjusted net income (loss) attributable to S&W Seed Company per common share:
Basic	$(0.13)	$(0.27)	$(0.43)	$(0.89)
Diluted	$(0.13)	$(0.27)	$(0.43)	$(0.89)
Weighted average number of common shares outstanding:
Basic	42,968,218	41,821,784	42,752,759	39,133,681
Diluted	43,121,498	41,821,784	42,935,551	39,133,681

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Year Ended
	June 30.		June 30,
	2023	2022	2023	2022
Net income (loss) attributable to S&W Seed Company	$(7,214,340)	$(12,895,350)	$14,410,078	$(36,395,350)

Interest expense, net	1,141,528	490,656	4,184,067	2,212,302

Interest expense - amortization of debt discount	416,341	238,306	1,975,938	898,497

Other finance expenses (Other expense)	—	—	1,458,168	—

Provision for (benefit from) income taxes	120,438	(1,213)	(763,639)	413,423

Depreciation and amortization	1,071,265	1,375,767	4,768,809	5,460,321

Goodwill impairment charges	—	1,548,324	—	1,548,324

Non-recurring transaction costs	274,434	138,489	1,240,274	138,489

Non-cash stock-based compensation	549,522	445,372	1,932,416	2,267,180

Foreign currency loss	160,267	209,950	859,696	777,913

Gain on disposal of intangible assets	—	—	(1,796,252)	—

Gain on sale of business interest	156,404	—	(38,167,102)	—

Gain on sale of equity investment	—	—	(32,030)	(68,967)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	765,808	—	1,089,346	—

Change in contingent consideration obligation	—	—	—	(714,429)

Dividends accrued for participating securities and accretion	(120,070)	(113,103)	(469,329)	(166,298)

Non-GAAP adjusted EBITDA	$(2,678,403)	$(8,562,802)	$(9,309,561)	$(23,628,595)

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,398,793	$2,056,508
Accounts receivable, net	24,622,727	19,051,236
Notes receivable, net	6,846,897	—
Inventories, net	45,098,268	54,515,894
Prepaid expenses and other current assets	4,099,027	1,605,987
TOTAL CURRENT ASSETS	84,065,712	77,229,625
Property, plant and equipment, net	10,082,168	16,871,669
Intellectual property, net	21,650,534	23,035,925
Other Intangibles, net	8,082,325	11,059,902
Right of use asset - operating leases	2,983,303	4,094,253
Equity method investments	23,059,705	367,970
Other assets	2,066,081	1,128,507
TOTAL ASSETS	$151,989,828	$133,787,851
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$13,312,180	$15,901,116
Deferred revenue	464,707	605,960
Accrued expenses and other current liabilities	8,804,456	10,788,740
Current portion of working capital lines of credit, net	44,900,779	12,678,897
Current portion of long-term debt, net	3,808,761	8,316,783
TOTAL CURRENT LIABILITIES	71,290,883	48,291,496
Long-term working capital lines of credit, less current portion	—	21,703,286
Long-term debt, net, less current portion	4,499,334	3,992,540
Other non-current liabilities	2,102,030	3,587,041
TOTAL LIABILITIES	77,892,247	77,574,363
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at June 30, 2023 and June 30, 2022	5,274,148	4,804,819
TOTAL MEZZANINE EQUITY	5,274,148	4,804,819
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 43,004,011 issued and 42,979,011 outstanding at June 30, 2023; 42,608,758 issued and 42,583,758 outstanding at June 30, 2022	43,004	42,609
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	167,768,104	163,892,575
Accumulated deficit	(91,932,808)	(105,873,557)
Accumulated other comprehensive loss	(6,987,791)	(6,560,600)
Noncontrolling interests	67,120	41,838
TOTAL STOCKHOLDERS' EQUITY	68,823,433	51,408,669
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$151,989,828	$133,787,851

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$14,435,360	$(36,322,506)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	1,932,416	2,267,180
Allowance for doubtful accounts	11,659	216,466
Inventory write-down	2,778,414	6,365,542
Depreciation and amortization	4,768,809	5,460,321
Loss on disposal of property, plant and equipment	44,335	(31,088)
Gain on disposal of intangible assets	(1,796,252)	—
Gain on sale of business interest	(38,167,102)	—
Gain on sale of equity investment	(32,030)	—
Equity in loss of equity method investees, net of tax	1,252,330	—
Government grant income	(1,444,044)	—
Change in deferred tax provision	(806,479)	78,954
Change in foreign exchange contracts	(63,889)	971,386
Foreign currency transactions	46,283	—
Change in contingent consideration obligation	—	(714,429)
Amortization of debt discount	1,975,938	898,497
Accretion of note receivable	(99,763)	—
Changes in:
Accounts receivable	(5,840,310)	(422,335)
Inventories	5,755,856	688,903
Prepaid expenses and other current assets	84,605	(104,442)
Other non-current asset	(27,950)	(137,320)
Accounts payable	(2,151,619)	977,036
Deferred revenue	(139,826)	223,586
Accrued expenses and other current liabilities	(1,344,945)	1,226,353
Other non-current liabilities	(149,946)	(15,243)
Net cash used in operating activities	(18,978,150)	(18,373,139)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of business interest	7,000,000	—
Proceeds from partnership transaction	2,000,000	—
Proceeds from disposal of property, plant and equipment	1,417	200,605
Net proceeds from sale of equity investment	400,000	988,504
Additions to property, plant and equipment	(856,716)	(2,098,535)
Capital contributions to partnerships	(172,917)	—
Net cash provided by (used in) investing activities	8,371,784	(909,426)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	128,778	11,777,690
Issuance of common stock for cash upon exercise of stock options	1,994	—
Net proceeds from sale of Series B convertible preferred stock	—	5,000,250
Taxes paid related to net share settlements of stock-based compensation awards	(82,165)	(192,545)
Borrowings and repayments on lines of credit, net	9,857,653	1,770,219
Borrowings of long-term debt	4,208,460	868,372
Repayments of long-term debt	(1,743,514)	(1,392,533)
Debt issuance costs	(421,538)	(692,779)
Net cash provided by financing activities	11,949,668	17,138,674
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,017)	672,462
NET DECREASE IN CASH & CASH EQUIVALENTS	1,342,285	(1,471,429)
CASH AND CASH EQUIVALENTS, beginning of the period	2,056,508	3,527,937
CASH AND CASH EQUIVALENTS, end of period	$3,398,793	$2,056,508